Exhibit 10.1

SBA Loan#	4243428502

BOKF Loan#	3637508

SBA Loan Name	SBPP – SBA Paycheck Protection Program

Date	2/25/2021

Loan Amount	$1,664,700.00

Interest Rate	1.00%

Maturity Date	2/25/2026
Borrower	Assure Holdings Corp.

Lender	BOKF, NA dba Bank of Oklahoma

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $1,664,700.00, all accrued interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means this Note and all other documents, agreements, certificates, instruments and acknowledgements evidencing and/or related to the Loan.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

The interest rate is 1.000% per year. The interest rate may only be changed in accordance with SOP 50 10.

From the date hereof (“Effective Date”) until the Deferrment Date (defined below), and so long as no Default has occurred and is continuing, no payments of principal, interest or fees will be required under this Note. For purposes hereof, (a) “Deferrment Date” means, (i) if the Borrower applies for forgiveness of the Loan under the Economic Aid Acts, prior to the date that is 10 months after the end of the Covered Period (defined below), the date on which the amount of forgiveness determined under the Economic Aid Acts is remitted by the SBA to the

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Lender, and (ii) if the Borrower does not apply for forgiveness of the Loan under the Economic Aid Acts prior to the date that is 10 months after the end of the Covered Period, the date 10 months after the end of the Covered Period; and (b) “Covered Period” means the 24-week period of time after the Effective Date. Notwithstanding the foregoing payment deferral, interest shall accrue on the Loan from the Effective Date through the date the Loan is paid in full or fully forgiven in accordance with the provisions hereof .

Commencing with the date one month after the Deferrment Date (the “Payment Commencement Date”), and continuing on the same day of each month thereafter, Borrower will pay this Loan in consecutive monthly payments of principal and interest, with each payment equal to the “Payment Amount” (defined below). On the Maturity Date, Borrower shall pay the remaining balance of principal and all accrued interest and other amounts due hereunder in full.

The “Payment Amount” shall be an amount determined by Lender on the Payment Commencement Date, and shall be equal to the total outstanding amount of principal and accrued interest hereunder on such date, amortized over the period of time from the Deferrment Date to the Maturity Date at the interest rate of 1.000% per annum.

Lender will apply each payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees or other expenses, and will apply any remaining balance to reduce principal.

PAYMENTS SHOULD BE REMITTED TO: BOKF, NA dba Bank of Oklahoma, P.O. Box 248818, Oklahoma City, OK 73124-8818. If a payment is made consistent with the written payment instructions provided by Lender and received on a business day by 5:00 p.m. local time, the payment will be applied that day. If a payment is received on a business day after 5:00 p.m., the payment may be applied the following business day.

Late Charge; Default Interest: If a payment on this Note is more than 15 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment. If any Default shall occur, the interest rate on the Loan may, in Lender’s sole discretion, be increased to an amount equal to the stated Interest Rate plus ten percent (10%) per annum.

4. DEFAULT: Borrower is in default (“Default”) under this Note if Borrower does not make any payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA ;

D.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA (whether in any Loan Document, any application or submission in regards to the Loan or the PPP (defined below) or otherwise);

E.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
F.	Fails to pay any taxes when due;

G.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
H.	Has a receiver or liquidator appointed for any part of their business or property;

I.	Makes an assignment for the benefit of creditors;

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J.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

K.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

L.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5. LENDER’S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note and the other Loan Documents;
B.	Collect all amounts owing from any Borrower, including any default interest;
C.	File suit and obtain judgment; or
D.	Take any other action permitted by law, in equity or otherwise .

6. LENDER’S GENERAL POWERS: Without notice and without Borrower’s consent, Lender may take the following action (which is not an exhausted list of Lender’s general power) :

A.	Incur expenses and other costs to collect amounts due under this Note, and enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney’s fees and costs. If Lender incurs such expenses, Borrower shall pay such amounts to Lender within five (5) days after written demand. Any such costs, expenses or other amounts shall be added to the indebtedness evidenced by this Note;

B.	Release anyone obligated to pay this Note; and
C.	Take any action necessary to collect amounts owing on this Note.

7. RIGHT TO SEEK LOAN FORGIVENESS. In accordance with the provisions of the PPP loan program, Borrower may apply for forgiveness of all or a portion of the Loan which was used by Borrower, during the twenty-four (24) week period from the initial disbursement of the Loan, to (i) pay eligible payroll costs, (ii) pay interest on a mortgage obligation incurred before February 15, 2020 (but excluding any principal payments); (iii) pay rent obligations under leases dated before February 15, 2020; (iv) pay utility obligations under service agreements dated before February 15, 2020; (v) pay costs related to the continuation of group health care, life, disability, vision, or dental benefits during periods of paid sick, medical, or family leave, and group health care, life, disability, vision, or dental insurance premiums; (vi) pay interest payments on any other debt obligations that were incurred before February 15, 2020; (vii) refinance an SBA Economic Injury Disaster Loan made between January 31, 2020 and April 3, 2020; (viii) pay covered operations expenditures, as defined in the Economic Aid Acts; (ix) pay covered property damage costs, as defined in the Economic Aid Acts; (x) pay covered supplier costs, as defined in the Economic Aid Acts; and (xi) pay covered worker protection expenditures, as defined in the Economic Aid Acts, provided, at least sixty percent (60%) of the Loan proceeds must be used for payment of payroll costs. As a material inducement to Lender making the Loan, Borrower acknowledges and agrees that neither Lender nor any of its employees, officers, directors, shareholders, agents, representatives and attorneys has made any promises or assurances that the Loan (or any portion thereof) will be forgiven and Borrower completely and unconditionally accepts all risks as to whether the Loan (or any portion thereof) may actually be forgiven under the Economic Aid Acts, the PPP or otherwise and unconditionally and irrevocably waives any and all rights, claims and causes of action against Lender and its employees, officers, directors, shareholders, agents, representatives and attorneys in connection therewith (whether existing now or in the future and whether under law, in equity or otherwise). Borrower is directed to the Economic Aid Acts (defined below), the PPP and all rules or guidance

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issued therewith for a detailed breakdown of eligible expenses and payments and a complete list of all requirements and conditions to request Loan forgiveness. To be eligible for consideration for Loan forgiveness, the Borrower must submit, prior to the Deferrment Date, all required evidence and written documentation as well as a Borrower’s attestation of such payments as required under the PPP and all rules or guidance issued therewith and such other documents as may otherwise be requested by Lender to process and consider Borrower’s request for Loan forgiveness. The decision to forgive or not forgive all or any portion of the Loan shall be made by the Lender in its sole discretion.

8. WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA do es not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

When Lender is the holder, this Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Oklahoma without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Oklahoma. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Tulsa County, State of Oklahoma.

9. SUCCESSORS AND ASSIGNS: Under this Note, Borrower includes its successors, and Lender includes its successors and assigns (including, without limitation, the SBA). Borrower may not assign this Note or any other Loan Document (whether directly, indirectly, by operation of law or otherwise) without Lender’s prior written consent.

10. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Lender that: (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Note and the other Loan Documents to which it is a party; (b) this Note and the other Loan Documents have been duly authorized and approved by all requisite corporate or other action on the part of the Borrower; (c) no additional consent of any other entity or person (other than the Lender) is required for this Note and the other Loan Documents to be effective; (d) the execution and delivery of this Note and the other Loan Documents do not violate the constituent organizational governance documents of Borrower, or any other contract or agreement to which Borrower or any of its assets is subject; (e) the representations and warranties contained in the Loan application and the Loan Documents are true and correct in all material respects on and as of the Effective Date and on the date of disbursement of the Loan; and (f) Borrower is in full compliance with all covenants and agreements applicable to it as contained in this Note and each other Loan Document. The representations and warranties made in this Note and each other Loan Document shall survive the execution and delivery hereof.

11. GENERAL PROVISIONS:

A.	Borrower waives all suretyship defenses.

B.	Borrower must sign all documents necessary at any time to comply with the Loan Documents. Borrower agrees to provide Lender with such additional information and documentation and take such other action as may be requested by Lender from time to time during the Loan to assure and confirm the rights created (or intended now or hereafter to be created) under this Note and the other Loan Documents or for carrying out the intention or facilitating the performance of the terms of this Note or any Loan Document.

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C.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up or waiving any of them. Any waiver, forbearance or modification may only be made by a written document expressly signed by Lender and only to the extent set forth therein.

D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

E.	If any part of this Note is unenforceable, all other parts remain in effect.

F.	Borrower covenants and agrees to comply with all rules, regulations and requirements of the PPP and all rules, guidance and regulations therewith whether existing now or in the future including, without limitation, as to the use of Loan proceeds, document retention and submission and compliance requirements. This Loan is a business loan and has been made by the Lender, and accepted by Borrower, in accordance with the PPP and all rules, guidance and regulations therewith.

G.	To the extent allowed by law, Borrower waives all demand and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; or that all or any portion of this Loan is not subject to forgiveness.
H.	In consideration of the Lender’s extension of the Loan to the Borrower, and other agreements and considerations the adequacy and sufficiency of which are hereby acknowledged, Borrower hereby agrees to indemnify, defend and hold Lender and its employees, officers, directors, shareholders, agents, representatives and attorneys harmless from and against all claims, costs, expenses, fees (including, without limitation, attorneys’ fees and expenses), liabilities, claims, damages, losses, actions and causes of action arising from, related to or suffered by Lender in connection with the Loan, Borrower’s use of the proceeds of the Loan, the relationship of Borrower and Lender, or any transaction contemplated by this Note or any other Loan Document (including, without limitation, Borrower’s request for full or partial Loan forgiveness as provided herein).

I.	If the interest or charges in the nature of interest, if any, provided for by this Note or by any other Loan Document, contravenes a legal or statutory limitation applicable to the Loan, if any, Borrower will pay only such amounts as legally permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower will pay all amounts provided for in this Note and in the other Loan Documents. If, for any reason, amounts in excess of the amounts permitted in the preceding sentence have been paid, received, collected or applied to this Note, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts will be applied to principal, unless principal has been fully paid, in which event such excess amount will be refunded to Borrower.

J.	Time is of the essence hereof with respect to the dates, terms and conditions of this Note and the other Loan Documents.
K.	Borrower acknowledges that in executing this Note, Borrower is not relying on, and has not relied on, any representation or statement (whether written or oral) by Lender or any of its affiliates, employees, officers, agents or representatives including, without limitation, respecting the benefits of, and Borrower’s choice of, participating in the PPP, Borrower’s ability to receive loan forgiveness under the PPP or any other requirements or benefits of the PPP. Borrower further acknowledges that this Note and the other Loan Documents may only be amended or modified, or the provisions hereof or thereof waived or supplemented, by an instrument in writing signed by the Borrower and Lender.

L.	THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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12. EXECUTION/EFFECTIVENESS. Delivery of an executed counterpart of a signature page of this Note and any other Loan Document by telecopy, emailed pdf., tif. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Note and such other Loan Documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Note, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper -based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Upon the written request of Lender, Borrower shall promptly deliver to Lender an original manually executed original of this Note and such other Loan Documents and Borrower’s failure to provide such original signatures in a reasonable period of time (as determined by Lender in its discretion) shall constitute a Default hereunder. For purposes hereof, an “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Lender is making this loan pursuant to the Paycheck Protection Program (the “PPP”) created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (as amended, the “CARES Act”), Section 311 of the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (together with the CARES Act, the “Economic Aid Acts”) and governed by the Economic Aid Acts, section 7(a)(36) or section 7(a)(37), as applicable, of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR § 120.10, as amended from time to time (collectively “PPP Loan Program Requirements”). Notwithstanding anything to the contrary herein, the Borrower (a) agrees that this Promissory Note shall be interpreted and construed to be consistent with the PPP Loan Program Requirements and (b) authorizes the Lender to unilaterally amend any provision of this Promissory Note to the extent required to comply with the PPP Loan Program Requirements.

BORROWER’S NAME(S) AND SIGNATURES(S):

By signing below, each individual or entity executing this Note is attesting to his/her/their authority to execute this Note on behalf of the Borrower and bind the Borrower hereunder. As of the date hereof, the Borrower is fully obligated under this Note for all intents and purposes hereof.

BORROWER:

Assure Holdings Corp.

/s/ John Farlinger

BY John Farlinger, CEO

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